Listing Report:Supplement No. 50 dated Aug 15, 2012 to Prospectus dated Jul 19, 2012
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 19, 2012 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 19, 2012 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 611064
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$6,700.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$4,690	Estimated loss*:	6.49%
Term:	36 months

Lender yield:	16.74%	Borrower rate/APR:	17.74% / 21.43%	Monthly payment:	$241.35

Lender servicing fee:	1.00%	Effective Yield*:	16.36%
		Estimated return*:	9.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Mar-1996	Debt/Income ratio:	18%
Credit score:	660-679 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	4y 4m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,468	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	88%
		Homeownership:	No
Screen name:	blue-marketplace-gravity	Borrower's state:	Montana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan: Debt Consolidation
This loan will be used to...consolidate debt so it can be paid off more quickly.

My financial situation:
I am a good candidate for this loan because...I have been at the same job for over 4 years and I am very stable.

Monthly net income: $2200
Monthly expenses: $
Housing: $550
Insurance: $125
Car expenses: $75
Utilities: $50
Phone, cable, internet: $180
Food, entertainment: $500
Clothing, household expenses: $75
Credit cards and other loans: $500
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 620922
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$2,100	Estimated loss*:	5.99%
Term:	36 months

Lender yield:	15.79%	Borrower rate/APR:	16.79% / 20.46%	Monthly payment:	$106.64

Lender servicing fee:	1.00%	Effective Yield*:	15.52%
		Estimated return*:	9.53%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-2002	Debt/Income ratio:	13%
Credit score:	720-739 (Aug-2012)	Inquiries last 6m:	6	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 12	Length of status:	5y 7m
Amount delinquent:	$0	Total credit lines:	48	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,385	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	4%
		Homeownership:	Yes
Screen name:	blue-yield-alien	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
wedding
Purpose of loan:
This loan will be used to... wedding

My financial situation: good
I am a good candidate for this loan because... i always pay my bills. i took out a loan from citi 16000.00 and paid it off. On credit report firt financial, they bout gout citi.

Monthly net income: $5000.00
Monthly expenses: $4.00
Housing: $735.00
Insurance: $70.00
Car expenses: $315.00
Utilities: $200.00
Phone, cable, internet: $75.00
Food, entertainment: $150.00
Clothing, household expenses: $00.00
Credit cards and other loans: $200.00
Other expenses: $
00.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 621620
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	8.49%
Term:	36 months

Lender yield:	19.99%	Borrower rate/APR:	20.99% / 24.76%	Monthly payment:	$565.05

Lender servicing fee:	1.00%	Effective Yield*:	19.52%
		Estimated return*:	11.03%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Apr-1989	Debt/Income ratio:	41%
Credit score:	680-699 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 10	Length of status:	4y 5m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$18,628	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	69%
		Homeownership:	No
Screen name:	sharp-gain0	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
debt consolidation
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $2500.00
Monthly expenses: $
Housing: $00.00
Insurance: $
Car expenses: $00.00
Utilities: $200.00
Phone, cable, internet: $00.00
Food, entertainment: $100.00
Clothing, household expenses: $50.0
Credit cards and other loans: $17500.00
Other expenses: $00.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 621970
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$5,000	Estimated loss*:	2.49%
Term:	60 months

Lender yield:	12.64%	Borrower rate/APR:	13.64% / 15.94%	Monthly payment:	$115.41

Lender servicing fee:	1.00%	Effective Yield*:	12.59%
		Estimated return*:	10.10%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Apr-2009	Debt/Income ratio:	14%
Credit score:	740-759 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	4y 9m
Amount delinquent:	$0	Total credit lines:	7	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,222	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	65%
		Homeownership:	Yes
Screen name:	euro-conservationist	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding
No description is available.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 622636
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$6,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$4,200	Estimated loss*:	10.25%
Term:	60 months

Lender yield:	25.84%	Borrower rate/APR:	26.84% / 29.46%	Monthly payment:	$182.64

Lender servicing fee:	1.00%	Effective Yield*:	25.20%
		Estimated return*:	14.95%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Mar-1985	Debt/Income ratio:	17%
Credit score:	700-719 (Aug-2012)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	8 / 6	Length of status:	0y 10m
Amount delinquent:	$166	Total credit lines:	24	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,624	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	20	Bankcard utilization:	38%
		Homeownership:	No
Screen name:	note-statuette	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business
No description is available.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 623318
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$25,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$17,500	Estimated loss*:	2.49%
Term:	36 months

Lender yield:	8.74%	Borrower rate/APR:	9.74% / 12.53%	Monthly payment:	$803.63

Lender servicing fee:	1.00%	Effective Yield*:	8.72%
		Estimated return*:	6.23%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Dec-1994	Debt/Income ratio:	19%
Credit score:	800-819 (Aug-2012)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 7	Length of status:	13y 7m
Amount delinquent:	$0	Total credit lines:	43	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,707	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	30%
		Homeownership:	Yes
Screen name:	mad4wknds	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	10 ( 100% )	800-819 (Latest)
Principal borrowed:	$14,000.00	< 31 days late:	0 ( 0% )	760-779 (Apr-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	10
Description
Buying existing Gas Station
Purpose of loan:
This loan will be useed as to purchase my first tank of gas

My financial situation:
I am a good candidate for this loan because i have been successful in real estate investments even in a sluggish economy. This will be my second time getting a loan from prosper. I also invest in prosper
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 623706
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$10,000	Estimated loss*:	11.25%
Term:	60 months

Lender yield:	27.04%	Borrower rate/APR:	28.04% / 30.70%	Monthly payment:	$311.60

Lender servicing fee:	1.00%	Effective Yield*:	26.37%
		Estimated return*:	15.12%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Oct-1993	Debt/Income ratio:	7%
Credit score:	660-679 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	15y 1m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$81	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	10	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	bwdgraphicdesign	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to pay off a personal loan from someone I no longer wish to have any ties with

My financial situation:
I am a good candidate for this loan because I am a very reliable person. I have been at the same job for over 15 years. I make approximately $95,000 a year not including yearly bonus and I also bring in additional income with side-job work.

Monthly net income: $5558
Monthly expenses:
Housing: $1800
Insurance: $95
Car expenses: $290
Utilities: $80
Phone, cable, internet: $183
Food, entertainment: $700
Clothing, household expenses: $100
Credit cards and other loans: $250
Other expenses: Childcare $720
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 623930
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,500.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	6.49%
Term:	36 months

Lender yield:	16.74%	Borrower rate/APR:	17.74% / 21.43%	Monthly payment:	$126.08

Lender servicing fee:	1.00%	Effective Yield*:	16.36%
		Estimated return*:	9.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jun-2011	Debt/Income ratio:	7%
Credit score:	740-759 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	1y 5m
Amount delinquent:	$0	Total credit lines:	3	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$25	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	2%
		Homeownership:	Yes
Screen name:	awe-inspiring-contract0	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Engagement Ring
Purpose of loan:
This loan will be used to purchase an engagement ring for my girlfriend of over seven years.

My financial situation:
I am a good candidate for this loan because I always pay my debts, it's how I was raised.

Monthly net income: $ 2650
Monthly expenses: $ 220
Housing: $ 750
Insurance: $ 140
Car expenses: $ 100
Utilities: $ 300
Phone, cable, internet: $ 120
Food, entertainment: $ 120
Clothing, household expenses: $
Credit cards and other loans: $ 35
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 623954
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	6.49%
Term:	60 months

Lender yield:	21.18%	Borrower rate/APR:	22.18% / 24.68%	Monthly payment:	$138.61

Lender servicing fee:	1.00%	Effective Yield*:	20.68%
		Estimated return*:	14.19%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Oct-1995	Debt/Income ratio:	17%
Credit score:	640-659 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	11 / 11	Length of status:	9y 11m
Amount delinquent:	$43	Total credit lines:	45	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$11,185	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	6	Bankcard utilization:	87%
		Homeownership:	No
Screen name:	slp77	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	31 ( 82% )	640-659 (Latest)
Principal borrowed:	$4,175.00	< 31 days late:	5 ( 13% )	600-619 (Jul-2006)
Principal balance:	$0.00	31+ days late:	2 ( 5% )
Total payments billed:	38
Description
MedicalExpenses/Dental Work Needed
The primary purpose of this loan is to pay-off medical expenses I accrued after the birth of my daughter in October 2011 and to finally get some much needed dental work that has been necessary for quite some time.

This is my second loan listing with Prosper. I successfully completed paying off a Prosper loan in 2009. I'm returning to this lending community because of the great experience I previously had.

Our monthly bills are paid on time and our household income is stable. I have been in the same profession for 10 years and have never been unemployed.

Monthly net income: $ 4500
Housing: $ 950
Insurance: $ 180
Car expenses: $ 500
Utilities: $ 125
Phone, cable, internet: $ 275
Food, entertainment: $ 400
Clothing, household expenses: $400
Credit cards and other loans: $ 600
Other expenses: $ 740

Thanks!!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624356
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$9,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$6,300	Estimated loss*:	8.49%
Term:	36 months

Lender yield:	19.99%	Borrower rate/APR:	20.99% / 24.76%	Monthly payment:	$339.03

Lender servicing fee:	1.00%	Effective Yield*:	19.52%
		Estimated return*:	11.03%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jan-2003	Debt/Income ratio:	22%
Credit score:	680-699 (Aug-2012)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 5	Length of status:	1y 5m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,915	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	13	Bankcard utilization:	51%
		Homeownership:	No
Screen name:	kinetic-marketplace4	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding
No description is available.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624360
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$11,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$8,050	Estimated loss*:	11.75%
Term:	60 months

Lender yield:	27.67%	Borrower rate/APR:	28.67% / 31.34%	Monthly payment:	$362.72

Lender servicing fee:	1.00%	Effective Yield*:	26.98%
		Estimated return*:	15.23%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-1988	Debt/Income ratio:	7%
Credit score:	660-679 (Aug-2012)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	24y 0m
Amount delinquent:	$0	Total credit lines:	36	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,323	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	28	Bankcard utilization:	93%
		Homeownership:	No
Screen name:	blue-intuitive-return	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal Loan
Purpose of loan: pay off current bills then have $ for other things needed

This loan will be used to...pay for moving costs, bills, vacation

My financial situation: make good $
I am a good candidate for this loan because...I can afford to pay off my loan on a montly basis

Monthly net income: $3250
Monthly expenses: $1810
Housing: $800
Insurance: $0
Car expenses: $0
Utilities: $60
Phone, cable, internet: $300
Food, entertainment: $200
Clothing, household expenses: $250
Credit cards and other loans: $200
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624398
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$2,000	Estimated loss*:	2.99%
Term:	36 months

Lender yield:	9.89%	Borrower rate/APR:	10.89% / 13.70%	Monthly payment:	$65.37

Lender servicing fee:	1.00%	Effective Yield*:	9.86%
		Estimated return*:	6.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Feb-1979	Debt/Income ratio:	18%
Credit score:	680-699 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 12	Length of status:	25y 8m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,527	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	70%
		Homeownership:	No
Screen name:	wrangler6	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	37 ( 95% )	680-699 (Latest)
Principal borrowed:	$7,000.00	< 31 days late:	2 ( 5% )	700-719 (Jul-2011) 720-739 (Apr-2010)
Principal balance:	$3,326.59	31+ days late:	0 ( 0% )
Total payments billed:	39
Description
vacation
Purpose of loan:
This loan will be used to...vacation

My financial situation: good
I am a good candidate for this loan because...
good record of payback
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624438
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$12,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$8,400	Estimated loss*:	9.25%
Term:	36 months

Lender yield:	20.99%	Borrower rate/APR:	21.99% / 25.78%	Monthly payment:	$458.22

Lender servicing fee:	1.00%	Effective Yield*:	20.48%
		Estimated return*:	11.23%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jul-2004	Debt/Income ratio:	8%
Credit score:	760-779 (Aug-2012)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 1	Length of status:	4y 6m
Amount delinquent:	$0	Total credit lines:	2	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$24	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	red-just-loot	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
NEED A BUSINESS LOAN FOR INVENTORY
Purpose of loan: MYSELF AND MY PARTNER HAVE A DISTURBUTION SALES DEAL PENDING WITH AMAZON.COM IN ORDER TO DO THE DEAL WE NEED TO BE ABLE TO SUPPLY THEM WITH A CERTAIN LEVEL OF INVENTORY IN ORDER TO DO THE DEAL
This loan will be used to...BUY PRODUCT

My financial situation: I HAVE A1 CREDIT AND STABLE EMPLOYMENT PLUS A BUSINESS I'M PART OWNER
I am a good candidate for this loan because... WITH THE PROFITS AND SALE AMAZON IS SAYING WE WILL NET IN SALES PER MONTH THIS LOAN WILL BE PAID OFF IN 6 MONTH EARLIER

Monthly net income: $6250.00 MONTH
Monthly expenses: $ 1170
Housing: $500.00
Insurance: $100
Car expenses: $150.00 GAS
Utilities: $200
Phone, cable, internet: $120.00
Food, entertainment: $50
Clothing, household expenses: $50.00
Credit cards and other loans: $NONE
Other expenses: $NONE
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624476
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	5.99%
Term:	60 months

Lender yield:	20.24%	Borrower rate/APR:	21.24% / 23.72%	Monthly payment:	$407.83

Lender servicing fee:	1.00%	Effective Yield*:	19.88%
		Estimated return*:	13.89%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Aug-1999	Debt/Income ratio:	13%
Credit score:	760-779 (Aug-2012)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 9	Length of status:	1y 3m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$15,646	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	42%
		Homeownership:	Yes
Screen name:	orange-inspired-dedication	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Large Purchase for House
No description is available.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624482
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$8,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$5,600	Estimated loss*:	5.99%
Term:	36 months

Lender yield:	15.79%	Borrower rate/APR:	16.79% / 20.46%	Monthly payment:	$284.39

Lender servicing fee:	1.00%	Effective Yield*:	15.52%
		Estimated return*:	9.53%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Dec-1995	Debt/Income ratio:	17%
Credit score:	760-779 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	8y 2m
Amount delinquent:	$0	Total credit lines:	44	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,843	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	74%
		Homeownership:	Yes
Screen name:	gain-griffin	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
buy house
No description is available.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624850
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	7.49%
Term:	36 months

Lender yield:	18.39%	Borrower rate/APR:	19.39% / 23.12%	Monthly payment:	$147.41

Lender servicing fee:	1.00%	Effective Yield*:	17.96%
		Estimated return*:	10.47%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	May-1995	Debt/Income ratio:	15%
Credit score:	620-639 (Aug-2012)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 10	Length of status:	14y 7m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$12,109	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	92%
		Homeownership:	No
Screen name:	checkpix	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	59 ( 100% )	620-639 (Latest)
Principal borrowed:	$5,350.00	< 31 days late:	0 ( 0% )	640-659 (Jul-2010) 640-659 (Dec-2009) 640-659 (Aug-2009) 600-619 (Feb-2008)
Principal balance:	$1,118.11	31+ days late:	0 ( 0% )
Total payments billed:	59
Description
Inventory Acquisition - Major Coup
My Emmy Award winning LA production company, Checkmate Pictures has expanded its selling of DVDs especially health videos on http://www.reverseaging.tv and boating DVDs on Ebay http://myworld.ebay.com/checkpix

A major player in specialty DVD distribution has offered me his entire inventory at a great price because he needs cash now. It's a great deal and worth borrowing to acquire.Selling them for half list price, I'll still make money.

I'm a great candidate because this is would be my 3rd Prosper Loan. One is paid off in full & number 2 is nearing completion which I'd pay in full with this one. As investors you make money and I get a source of funds for opportunities like this one.

Monthly net income: $4500
Monthly expenses: $3030
Housing: $1155
Insurance: $800
Car expenses: $150
Utilities: $75
Phone, cable, internet: $75
Food, entertainment: $200
Clothing, household expenses: $50
Credit cards and other loans: $425
Other expenses: $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624862
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$4,900	Estimated loss*:	8.49%
Term:	36 months

Lender yield:	19.99%	Borrower rate/APR:	20.99% / 24.76%	Monthly payment:	$263.69

Lender servicing fee:	1.00%	Effective Yield*:	19.52%
		Estimated return*:	11.03%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Feb-1995	Debt/Income ratio:	10%
Credit score:	720-739 (Aug-2012)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	4y 11m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,364	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	8%
		Homeownership:	No
Screen name:	the-laudable-affluence	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
vacation
No description is available.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624886
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	16.25%
Term:	36 months

Lender yield:	30.77%	Borrower rate/APR:	31.77% / 35.80%	Monthly payment:	$173.71

Lender servicing fee:	1.00%	Effective Yield*:	28.96%
		Estimated return*:	12.71%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Dec-2003	Debt/Income ratio:	23%
Credit score:	700-719 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	4y 11m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$761	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	7	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	satisfying-contract3	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Financial help loan
No description is available.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624928
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	2.74%
Term:	60 months

Lender yield:	13.27%	Borrower rate/APR:	14.27% / 16.58%	Monthly payment:	$351.13

Lender servicing fee:	1.00%	Effective Yield*:	13.22%
		Estimated return*:	10.48%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Aug-1989	Debt/Income ratio:	31%
Credit score:	740-759 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	0y 1m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$420	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	19	Bankcard utilization:	6%
		Homeownership:	Yes
Screen name:	unique-commitment117	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	5 ( 83% )	740-759 (Latest)
Principal borrowed:	$10,000.00	< 31 days late:	1 ( 17% )	740-759 (Jan-2012)
Principal balance:	$9,593.27	31+ days late:	0 ( 0% )
Total payments billed:	6
Description
Cut rates in half
Purpose of loan:
This loan will be used to...Payoff two high interest loans, lower monthly payment

My financial situation:
I am a good candidate for this loan because...I make my payments on time. Just went through a tough year of unemployment and managed to raise my credit score, make all payments and find a great opportunity with a base salary and variable pay based on performance.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624964
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$9,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$6,300	Estimated loss*:	9.75%
Term:	60 months

Lender yield:	25.32%	Borrower rate/APR:	26.32% / 28.93%	Monthly payment:	$271.17

Lender servicing fee:	1.00%	Effective Yield*:	24.69%
		Estimated return*:	14.94%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Nov-1985	Debt/Income ratio:	22%
Credit score:	640-659 (Aug-2012)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	16 / 15	Length of status:	9y 8m
Amount delinquent:	$39	Total credit lines:	37	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$11,456	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	31%
		Homeownership:	No
Screen name:	ognom	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	62 ( 100% )	640-659 (Latest)
Principal borrowed:	$6,500.00	< 31 days late:	0 ( 0% )	620-639 (Jul-2011) 600-619 (Nov-2009) 620-639 (Jun-2008)
Principal balance:	$1,526.46	31+ days late:	0 ( 0% )
Total payments billed:	62
Description
Adding new equipment
Purpose of loan:
This loan will be used to... Add new equipment to my side business which is really taking off.

My financial situation:
I am a good candidate for this loan because... have paid off my prior loans with Prosper and just need a little help to take my work to the next level.

Monthly net income: $10000
Monthly expenses: $
Housing: $900
Insurance: $75
Car expenses: $400
Utilities: $200
Phone, cable, internet: $250
Food, entertainment: $500
Clothing, household expenses: $200
Credit cards and other loans: $300
Other expenses: $250
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624994
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,200.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$2,940	Estimated loss*:	6.49%
Term:	36 months

Lender yield:	16.74%	Borrower rate/APR:	17.74% / 21.43%	Monthly payment:	$151.29

Lender servicing fee:	1.00%	Effective Yield*:	16.36%
		Estimated return*:	9.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-1998	Debt/Income ratio:	18%
Credit score:	680-699 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 11	Length of status:	1y 5m
Amount delinquent:	$0	Total credit lines:	42	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$3,404	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	10	Bankcard utilization:	75%
		Homeownership:	Yes
Screen name:	emphatic-dough7	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation Loan
Purpose of loan:
This loan will be used to consolidate current debt.

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $1150
Monthly expenses: $4200
Housing: $900
Insurance: $200
Car expenses: $600
Utilities: $300
Phone, cable, internet: $200
Food, entertainment: $800
Clothing, household expenses: $300
Credit cards and other loans: $400
Other expenses: $500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 625006
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	16.75%
Term:	36 months

Lender yield:	30.77%	Borrower rate/APR:	31.77% / 35.80%	Monthly payment:	$173.71

Lender servicing fee:	1.00%	Effective Yield*:	28.96%
		Estimated return*:	12.21%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Apr-2005	Debt/Income ratio:	64%
Credit score:	640-659 (Aug-2012)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 12	Length of status:	8y 2m
Amount delinquent:	$0	Total credit lines:	46	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,533	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	95%
		Homeownership:	Yes
Screen name:	crdorsey07	Borrower's state:	Texas	Borrower's group:	Law Enforcement and Emergency Services
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	49 ( 100% )	640-659 (Latest)
Principal borrowed:	$11,500.00	< 31 days late:	0 ( 0% )	660-679 (Jun-2011) 560-579 (May-2008) 560-579 (Apr-2008) 560-579 (Jan-2008)
Principal balance:	$5,368.76	31+ days late:	0 ( 0% )
Total payments billed:	49
Description
High Interest Loan Payoff
Purpose of loan:
This loan will be used to... Payoff High Interest Loan

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $4000.00
Monthly expenses: $2765.41
Housing: $482.62
Insurance: $85.00
Car expenses: $603.00
Utilities: $150.00
Phone, cable, internet: $220.00
Food, entertainment: $300.00
Clothing, household expenses: $200.00
Credit cards and other loans: $724.79
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 614899
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,400.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$3,780	Estimated loss*:	2.49%
Term:	36 months

Lender yield:	8.74%	Borrower rate/APR:	9.74% / 12.53%	Monthly payment:	$173.58

Lender servicing fee:	1.00%	Effective Yield*:	8.72%
		Estimated return*:	6.23%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Mar-1998	Debt/Income ratio:	18%
Credit score:	760-779 (Jul-2012)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	12 / 11	Length of status:	3y 2m
Amount delinquent:	$57	Total credit lines:	21	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$367	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	5%
		Homeownership:	Yes
Screen name:	p2p-topper032	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Cosmetic Procedure
Purpose of loan:
This loan will be used for a cosmetic procedure, that I believe I deserve.

My financial situation:
I am a good candidate for this loan because I am a very responsible person and I like to pay all my bills ahead of time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 621327
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$12,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$8,400	Estimated loss*:	10.25%
Term:	60 months

Lender yield:	25.84%	Borrower rate/APR:	26.84% / 29.46%	Monthly payment:	$365.28

Lender servicing fee:	1.00%	Effective Yield*:	25.20%
		Estimated return*:	14.95%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jan-1997	Debt/Income ratio:	34%
Credit score:	680-699 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	19 / 17	Length of status:	1y 1m
Amount delinquent:	$0	Total credit lines:	45	Occupation:	Pharmacist
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$43,776	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	95%
		Homeownership:	Yes
Screen name:	magnificent-durability0	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation please!
Purpose of loan:
This loan will be used to get rid of credit cards and all the stress they bring once and for all.

My financial situation:
I am a good candidate for this loan because I pay all of my bills on time and have a high income.

Monthly net income: $
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 622751
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	5.99%
Term:	36 months

Lender yield:	15.79%	Borrower rate/APR:	16.79% / 20.46%	Monthly payment:	$177.74

Lender servicing fee:	1.00%	Effective Yield*:	15.52%
		Estimated return*:	9.53%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jun-1992	Debt/Income ratio:	14%
Credit score:	720-739 (Aug-2012)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	7y 6m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,412	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	7	Bankcard utilization:	30%
		Homeownership:	Yes
Screen name:	admirer167	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Monthly expenses
No description is available.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 623713
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$4,000	Estimated loss*:	16.25%
Term:	36 months

Lender yield:	30.77%	Borrower rate/APR:	31.77% / 35.80%	Monthly payment:	$173.71

Lender servicing fee:	1.00%	Effective Yield*:	28.96%
		Estimated return*:	12.71%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jul-2004	Debt/Income ratio:	56%
Credit score:	700-719 (Aug-2012)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 11	Length of status:	5y 9m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$11,115	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	58%
		Homeownership:	No
Screen name:	deal-infusion348	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
No description is available.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 623873
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	16.75%
Term:	36 months

Lender yield:	30.77%	Borrower rate/APR:	31.77% / 35.80%	Monthly payment:	$173.71

Lender servicing fee:	1.00%	Effective Yield*:	28.96%
		Estimated return*:	12.21%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Aug-1988	Debt/Income ratio:	30%
Credit score:	680-699 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	16 / 11	Length of status:	10y 9m
Amount delinquent:	$0	Total credit lines:	51	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$13,299	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	14	Bankcard utilization:	74%
		Homeownership:	Yes
Screen name:	moola-fighter7	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Get back to the straight and narrow
The last four years have been hell: To make a longer-than-1000-character-story-short, the economy tanked; my daughter was raped; my son had troubles with the law (most of it stemming from a strong desire to protect his sister from any further violence); my income, ability to focus, and confidence tanked along with it all and I missed keeping up on a loan. I was charged off. I intend use this loan from Prosper as a down payment on repairing the charge off and pay off one other credit card, which in turn, will pay for the prosper loan and leave additional funds left over to apply to another credit card.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624251
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$8,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$8,000	Estimated loss*:	2.49%
Term:	36 months

Lender yield:	8.74%	Borrower rate/APR:	9.74% / 12.53%	Monthly payment:	$257.16

Lender servicing fee:	1.00%	Effective Yield*:	8.72%
		Estimated return*:	6.23%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Aug-1999	Debt/Income ratio:	11%
Credit score:	740-759 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 3	Length of status:	0y 1m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Dentist
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,681	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	56%
		Homeownership:	Yes
Screen name:	dedicated-p2ploan998	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
new hvac system
Purpose of loan:
This loan will be used to.new hvac system for my house..

My financial situation:
I am a good candidate for this loan because...my husband and I have had some finacial problems in the past but when most people walked away from their houses and loans we found a way to stick it out and continue to pay. We are people of integrity and will pay your loan on time!!! My husband owns his own business and when the market fell so did his business as well. We worked out with our mortgage company a plan and have not missed a payment all on time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624287
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	16.75%
Term:	36 months

Lender yield:	30.77%	Borrower rate/APR:	31.77% / 35.80%	Monthly payment:	$173.71

Lender servicing fee:	1.00%	Effective Yield*:	28.96%
		Estimated return*:	12.21%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Mar-1977	Debt/Income ratio:	29%
Credit score:	680-699 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	3	Current / open credit lines:	10 / 6	Length of status:	3y 0m
Amount delinquent:	$433	Total credit lines:	48	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,265	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	95%
		Homeownership:	Yes
Screen name:	first-asset-cowbell	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New business
Purpose of loan:
This loan will be used to...move forward with a new business venture. I have years of experience in the industry as an employee and have successfully ran a business related to my new venture.

My financial situation:
I am a good candidate for this loan because...although I went through a rough period after divorce, I have never defaulted on any of my financial commitments and I could have easily thrown in the towel like many Americans, however I'm a fighter and I firmly believe in taking personal responsibility. Furthermore, I have successfully ran a business and have been in the related industry for over 20 years, carefully studying the business.

Monthly net income: $3200
Monthly expenses: $1800
Housing: $730
Insurance: $115
Car expenses: $0
Utilities: $100
Phone, cable, internet: $100
Food, entertainment: $100
Clothing, household expenses: $70
Credit cards and other loans: $450
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624293
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	13.75%
Term:	36 months

Lender yield:	27.39%	Borrower rate/APR:	28.39% / 32.33%	Monthly payment:	$166.30

Lender servicing fee:	1.00%	Effective Yield*:	26.14%
		Estimated return*:	12.39%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-1994	Debt/Income ratio:	14%
Credit score:	640-659 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 10	Length of status:	18y 2m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$20,330	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	84%
		Homeownership:	No
Screen name:	first-value-serenity	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
our home loan
No description is available.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624371
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$13,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$9,100	Estimated loss*:	2.49%
Term:	60 months

Lender yield:	12.64%	Borrower rate/APR:	13.64% / 15.94%	Monthly payment:	$300.07

Lender servicing fee:	1.00%	Effective Yield*:	12.59%
		Estimated return*:	10.10%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-1984	Debt/Income ratio:	22%
Credit score:	780-799 (Aug-2012)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	8 / 7	Length of status:	12y 7m
Amount delinquent:	$0	Total credit lines:	32	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$14,472	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	39%
		Homeownership:	No
Screen name:	special-rupee3	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Funding for Approved Tax Credits
My financial situation:
I am a good candidate for this loan because my credit score is 781 today on credit.com Can supply this.
My annual income is $49,000 from four different, secure sources including job, rental income, and a job. I own my farm, do not have a mortgage payment.
My monthly expenses are low, so interest payment can be easily made.

Loan is to fund part of pre-approved tax credits for a feature film we are making.
We begin filming in West Virginia Aug. 29, 2012 with an A-list star.www.movingmountainsthemovie.com.
Tax credits of approximately $29,000 net value have been approved by the West Virginia film committee. They are pre-sold (but not pre-funded) to Tax Credits LLC. Again, can supply proof.
Tax credits will be sold, and I will receive the $29,000 by February or March 2013. Can pay this loan off then. Or if investors rather, I can keep paying it down, thus providing interest.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624375
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	16.25%
Term:	36 months

Lender yield:	30.77%	Borrower rate/APR:	31.77% / 35.80%	Monthly payment:	$173.71

Lender servicing fee:	1.00%	Effective Yield*:	28.96%
		Estimated return*:	12.71%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1997	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	2y 7m
Amount delinquent:	$0	Total credit lines:	55	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,831	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	92%
		Homeownership:	No
Screen name:	cerebral-trade069	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need Pay-It-Forward Money
Purpose of loan:
This loan will be used for personal and business start-up expenses. In this global economy, it is vital that students gain the skills necessary to compete. My company will provide low-cost yet high-quality programs that will help them do this. It will also provide scholarships to those needing additional assistance.

Please note: there is a high demand for affordable study abroad programs. The number of students studying abroad has tripled in the past two decades. This business will succeed.

My financial situation:
I am a good candidate for this loan because I pay my bills on time. In the past ten years, I've only been late paying my rent once. It still bothers me.

Monthly net income: $ 700
Monthly expenses: $1525
Housing: $675
Insurance: $100
Car expenses: $300
Utilities: $30
Phone, cable, internet: $110
Food, entertainment: $40
Clothing, household expenses: $20
Credit cards and other loans: $150
Other expenses: $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624473
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,500.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$7,350	Estimated loss*:	8.49%
Term:	60 months

Lender yield:	23.98%	Borrower rate/APR:	24.98% / 27.55%	Monthly payment:	$308.07

Lender servicing fee:	1.00%	Effective Yield*:	23.41%
		Estimated return*:	14.92%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jul-1999	Debt/Income ratio:	14%
Credit score:	700-719 (Aug-2012)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	4 / 3	Length of status:	2y 8m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$682	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	20%
		Homeownership:	No
Screen name:	benjamins-pumpkin7	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home renovation for Family
No description is available.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624483
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$25,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$17,500	Estimated loss*:	2.49%
Term:	60 months

Lender yield:	12.64%	Borrower rate/APR:	13.64% / 15.94%	Monthly payment:	$577.05

Lender servicing fee:	1.00%	Effective Yield*:	12.59%
		Estimated return*:	10.10%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Dec-1985	Debt/Income ratio:	11%
Credit score:	820-839 (Aug-2012)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	9 / 9	Length of status:	17y 6m
Amount delinquent:	$1,475	Total credit lines:	42	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,780	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	5%
		Homeownership:	Yes
Screen name:	sensational-generosity7	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
HOME IMPROVEMENT LOAN
Purpose of loan: HOME IMPROVEMENT
This loan will be used to...REFURBISH PARTS OF OUR HOME

My financial situation: IS TIGHT FOR THE MOMENT WHILE CAREING FOR DYING FAMILY MEMBER
I am a good candidate for this loan because...
MY CREDIT IS EXCELLENT
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624491
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	16.25%
Term:	36 months

Lender yield:	30.77%	Borrower rate/APR:	31.77% / 35.80%	Monthly payment:	$173.71

Lender servicing fee:	1.00%	Effective Yield*:	28.96%
		Estimated return*:	12.71%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Feb-1986	Debt/Income ratio:	14%
Credit score:	700-719 (Aug-2012)	Inquiries last 6m:	4	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	9y 1m
Amount delinquent:	$0	Total credit lines:	13	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$555
Delinquencies in last 7y:	5	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	dazwo	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
taxes, consolidation of bills
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $2531
Monthly expenses:
Housing: $752
Insurance: $0
Car expenses: $0
Utilities: $50
Phone, cable, internet: $154
Food, entertainment: $200
Clothing, household expenses: $0
Credit cards and other loans: $300
Other expenses: taxes $1461
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624627
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$2,100	Estimated loss*:	5.99%
Term:	12 months

Lender yield:	11.79%	Borrower rate/APR:	12.79% / 18.53%	Monthly payment:	$267.66

Lender servicing fee:	1.00%	Effective Yield*:	11.60%
		Estimated return*:	5.61%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-1991	Debt/Income ratio:	13%
Credit score:	660-679 (Aug-2012)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 13	Length of status:	4y 0m
Amount delinquent:	$0	Total credit lines:	42	Occupation:	Professor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$11,121	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	71%
		Homeownership:	No
Screen name:	mindful-currency9	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Moving expenses
No description is available.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624841
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$4,900	Estimated loss*:	7.99%
Term:	36 months

Lender yield:	19.19%	Borrower rate/APR:	20.19% / 23.94%	Monthly payment:	$260.82

Lender servicing fee:	1.00%	Effective Yield*:	18.74%
		Estimated return*:	10.75%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Sep-2005	Debt/Income ratio:	14%
Credit score:	640-659 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	1y 0m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$14,906	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	89%
		Homeownership:	No
Screen name:	marketplace-maple	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate Tax Debt
I started a business when I was fourteen, and unfortunately paid for many of my taxes using credit cards and installment agreements. I've learned a lot about financial management over the past decades, and want to consolidate my debt.

My financial outlook is great - I'm a mobile and web app developer in Silicon Valley, the hottest market for my trade. As a result I'm very well compensated. I will be receiving a 20% bonus in January.

I am a good candidate for this loan because I am now taking the advice of a financial advisor very seriously.

Monthly income after tax: $5400
Monthly expenses: $4560
Monthly net income: $840

Housing: $1900
Insurance: $230
Car expenses: $470
Utilities: $90
Phone, cable, internet: $170
Food, entertainment, clothing, living expenses: $800
Monthly credit payments: $400
IRS installment payments: $500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624859
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$3,150	Estimated loss*:	11.25%
Term:	36 months

Lender yield:	23.49%	Borrower rate/APR:	24.49% / 28.34%	Monthly payment:	$177.71

Lender servicing fee:	1.00%	Effective Yield*:	22.91%
		Estimated return*:	11.66%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-1984	Debt/Income ratio:	35%
Credit score:	660-679 (Aug-2012)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	13 / 13	Length of status:	4y 10m
Amount delinquent:	$495	Total credit lines:	22	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$13,155	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Bankcard utilization:	43%
		Homeownership:	No
Screen name:	orange-penny-rancher	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit Cards
Purpose of loan:
This loan will be used to...
Consolidate Credit Cards
My financial situation:Is good and tring to make it better
I am a good candidate for this loan because...
I am a very reponsable person

Monthly net income: 3900
Monthly expenses: $100
Housing: $501
Insurance: $120
Car expenses: $350
Utilities: $150
Phone, cable, internet: $50
Food, entertainment: $800
Clothing, household expenses: $250
Credit cards and other loans: $500
Other expenses: $
100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624871
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	16.75%
Term:	36 months

Lender yield:	30.77%	Borrower rate/APR:	31.77% / 35.80%	Monthly payment:	$173.71

Lender servicing fee:	1.00%	Effective Yield*:	28.96%
		Estimated return*:	12.21%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Aug-2001	Debt/Income ratio:	Not calculated
Credit score:	660-679 (Aug-2012)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 14	Length of status:	0y 3m
Amount delinquent:	$1,667	Total credit lines:	36	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,977	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	18	Bankcard utilization:	48%
		Homeownership:	No
Screen name:	attentive-diversification8	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Funds for wedding
No description is available.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624901
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	16.75%
Term:	36 months

Lender yield:	30.77%	Borrower rate/APR:	31.77% / 35.80%	Monthly payment:	$173.71

Lender servicing fee:	1.00%	Effective Yield*:	28.96%
		Estimated return*:	12.21%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Sep-1994	Debt/Income ratio:	34%
Credit score:	680-699 (Aug-2012)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	18 / 11	Length of status:	1y 9m
Amount delinquent:	$0	Total credit lines:	47	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,662	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	2	Bankcard utilization:	71%
		Homeownership:	Yes
Screen name:	dough-pumpkin591	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidation
No description is available.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624955
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	6.49%
Term:	60 months

Lender yield:	21.18%	Borrower rate/APR:	22.18% / 24.68%	Monthly payment:	$415.82

Lender servicing fee:	1.00%	Effective Yield*:	20.68%
		Estimated return*:	14.19%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-1998	Debt/Income ratio:	9%
Credit score:	700-719 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	24y 8m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Postal Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$54,848	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Bankcard utilization:	99%
		Homeownership:	Yes
Screen name:	newest-sincere-p2p	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
HOUSEHOLD EXPENSES,
Purpose of loan:
This loan will be used to.HOUSEHOLD EXPENSES..

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $2911.96
Monthly expenses: $4026.47
Housing: $2234.74
Insurance: $70.18
Car expenses: $298.04
Utilities: $259.00
Phone, cable, internet: $539.51
Food, entertainment: $350.00
Clothing, household expenses: $275.00
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624961
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$2,100	Estimated loss*:	3.49%
Term:	12 months

Lender yield:	8.05%	Borrower rate/APR:	9.05% / 12.78%	Monthly payment:	$262.42

Lender servicing fee:	1.00%	Effective Yield*:	8.03%
		Estimated return*:	4.54%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Nov-1990	Debt/Income ratio:	29%
Credit score:	680-699 (Aug-2012)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	15 / 10	Length of status:	3y 9m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$13,359	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	26%
		Homeownership:	No
Screen name:	Flealick	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	7 ( 100% )	680-699 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	640-659 (Nov-2011)
Principal balance:	$0.17	31+ days late:	0 ( 0% )
Total payments billed:	7
Description
Consolidating credit cards
Purpose of loan:
This loan will be used to pay off some higher-interest rate credit cards. I will save some interest, and get my total debts paid off faster than I could without.

My financial situation:
I am a good candidate for this loan because I have been diligently paying off my debts, and have cut my balance owed in half from my peak debt level. I have a steady government job, low expenses (live with relatives), and intend to be out of debt in less than three years. I had a previous Prosper loan I paid off well ahead of schedule (given the short term of this loan, I don't expect to prepay this loan).

Monthly net income: $2100
Monthly expenses: $
Housing: $100
Insurance: $70
Car expenses: $75
Utilities: $0
Phone, cable, internet: $80
Food, entertainment: $125
Clothing, household expenses: $50
Credit cards and other loans: $700 (minimum payment)
Other expenses: $95
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624979
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	16.25%
Term:	36 months

Lender yield:	30.77%	Borrower rate/APR:	31.77% / 35.80%	Monthly payment:	$173.71

Lender servicing fee:	1.00%	Effective Yield*:	28.96%
		Estimated return*:	12.71%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Jan-1968	Debt/Income ratio:	Not calculated
Credit score:	720-739 (Aug-2012)	Inquiries last 6m:	1	Employment status:	Not employed
Now delinquent:	0	Current / open credit lines:	2 / 1	Length of status:	5y 10m
Amount delinquent:	$0	Total credit lines:	33	Stated income:	Not employed
Public records last 12m / 10y:	1/ 1	Revolving credit balance:	$503
Delinquencies in last 7y:	2	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	supreme-cash364	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
dental
Purpose of loan: pay off 1600 dental bill
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...2 incomes $767 +$ 1547

Monthly net income: $2314
Monthly expenses: $400
Housing: $600
Insurance: $58
Car expenses: $100
Utilities: $ 0 =inclued in rent
Phone, cable, internet: $ 0
Food, entertainment: $100
Clothing, household expenses: $ 50
Credit cards and other loans: $ 160 auto loan
Other expenses: $ 100 golf
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 624991
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	16.25%
Term:	36 months

Lender yield:	30.77%	Borrower rate/APR:	31.77% / 35.80%	Monthly payment:	$173.71

Lender servicing fee:	1.00%	Effective Yield*:	28.96%
		Estimated return*:	12.71%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Aug-1990	Debt/Income ratio:	34%
Credit score:	720-739 (Aug-2012)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	17 / 12	Length of status:	7y 10m
Amount delinquent:	$0	Total credit lines:	38	Occupation:	Tradesman - Electri...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$43,859	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	76%
		Homeownership:	Yes
Screen name:	balance-balancer9	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
A/C repair and general home repair
No description is available.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 625045
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	11.75%
Term:	60 months

Lender yield:	27.67%	Borrower rate/APR:	28.67% / 31.34%	Monthly payment:	$157.71

Lender servicing fee:	1.00%	Effective Yield*:	26.98%
		Estimated return*:	15.23%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Dec-2001	Debt/Income ratio:	14%
Credit score:	640-659 (Aug-2012)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	5 / 5	Length of status:	15y 1m
Amount delinquent:	$121	Total credit lines:	17	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$9,635	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	5	Bankcard utilization:	72%
		Homeownership:	No
Screen name:	orange-equitable-ore	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business
Purpose of loan: Business
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.